Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
by and among
ALLIED SYSTEMS HOLDINGS, INC.
and
The Stockholders of Allied Systems Holdings, Inc.
set forth on the Signature Pages Hereto
Dated as of                     , 2007

TABLE OF CONTENTS

1.	Demand Registrations	1

2.	Piggyback Registrations	3

3.	Other Registrations; Registration Rights	5

4.	Holdback Agreements	5

5.	Registration Procedures	6

6.	Registration Expenses	9

7.	Indemnification	9

8.	Participation in Underwritten Registrations	12

9.	Definitions	13

10.	Company Representations	14

11.	Miscellaneous	14

REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of                     , 2007, by and among Allied Systems Holdings, Inc., a Delaware corporation (the “Company”), Yucaipa American Alliance Fund I, LP, a Delaware limited partnership (“YAAF”), Yucaipa American Alliance (Parallel) Fund I, LP, a Delaware limited partnership (“YAAF Parallel”) and, together with YAAF, the (“Yucaipa Stockholders”) and each of the other stockholders of the Company named on the signature pages hereto or who otherwise hereafter becomes a party to this Agreement by executing the Joinder attached as Exhibit A (the “Other Stockholders” and, together with the Yucaipa Stockholders, the “Stockholders”). Otherwise undefined capitalized terms used herein are defined in Section 9 hereof.
          WHEREAS, Allied Holdings, Inc., a Georgia corporation (“Allied Georgia”), filed a plan of reorganization (the “Plan”) under Chapter 11 of the United States Code before the United States Bankruptcy Court for the Northern District of Georgia to effect a final restructuring of Allied Georgia;
          WHEREAS, on                     , 2007 (the “Effective Date”) the Plan became effective;
          WHEREAS, on the Effective Date, Allied Georgia merged with and into the Company, with the Company surviving the merger, and shares of Common Stock were issued to the Stockholders pursuant to the Plan; and
          WHEREAS, pursuant to the Plan, the Stockholders have executed this Agreement to govern certain rights of the Stockholders and to provide certain other rights and obligations among them;
          NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:
     1. Demand Registrations.
          (a) Generally. The Stockholders shall be entitled to request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”) or, if available, on Form S-3 or any similar short-form registration (“Short-Form Registrations”), in each case, in accordance with the provisions set forth in subparagraphs (b) and (c) below. All registrations requested pursuant to this Section 1 are referred to herein as “Demand Registrations.” All Long-Form Registrations and, unless otherwise agreed to by the Company, all Short-Form Registrations shall be underwritten registrations. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short form. So long as the Company is subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities. Notwithstanding the foregoing, the Stockholders hereby acknowledge and agree that, as of the Effective Date, the Company is not eligible to register its securities on Form S-3.

          (b) Demand Registrations by the Yucaipa Stockholders. The Yucaipa Stockholders shall be entitled to request unlimited Demand Registrations at any time.
          (c) Demand Registrations by the Other Stockholders. At any time during the period (i) commencing upon the earlier to occur of (1) the date that is 180 days following the date of the Company’s initial Qualified Public Offering following the Effective Date and (2) the date of the listing of the Common Stock on a Nationally Recognized Exchange and (ii) ending upon the fifth anniversary of the Effective Date (except as otherwise provided in Section 1(f) hereof), the Other Stockholders holding Registrable Securities shall be entitled to request an aggregate of two Demand Registrations; provided, however, that such holders of Other Stockholder Registrable Securities (x) shall be entitled to request Long-Form Registrations only in connection with a registration in which the aggregate offering value of the Other Stockholder Registrable Securities requested to be registered equals at least $40,000,000 and (y) shall be entitled to request Short-Form Registrations only in connection with a registration in which the aggregate offering value of the Other Stockholder Registrable Securities requested to be registered equals at least $20,000,000. For purposes of this Agreement, a “Qualified Public Offering” is an underwritten public offering registered with the Securities Act of the Common Stock made by the Company or a Yucaipa Stockholder, with aggregate gross proceeds of not less than $40,000,000. The demand registration rights of all Other Stockholders shall terminate on the fifth anniversary of the Effective Date.
          (d) Requests for Registration. Each request for a Demand Registration shall specify the approximate number of Yucaipa Registrable Securities or Other Stockholder Registrable Securities, as applicable, requested to be registered and the anticipated per share price range for such offering. Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all holders of Registrable Securities and, subject to Section 1(e) below, will include in such registration, in addition to the Yucaipa Registrable Securities or Other Stockholder Registrable Securities, as applicable, that are requested to be registered pursuant hereto, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.
          (e) Priority on Demand Registrations. The Company will not include in any Demand Registration any securities other than Registrable Securities without the prior written consent of the Yucaipa Stockholders. In connection with any Demand Registration that is an underwritten offering, if (i) the Company has requested to include in such registration any equity securities of the Company (the “Company Equity Securities”) to be sold for the account of the Company, (ii) the managing underwriter(s) advise the Company and the Yucaipa Stockholders that in their opinion the inclusion of such Registrable Securities and Company Equity Securities proposed to be included in such offering will not adversely affect the ability of the underwriter(s) to sell such Registrable Securities and such Company Equity Securities in an orderly manner in such offering within a price range acceptable to the Yucaipa Stockholders and the holders of a majority of the Registrable Securities initially requesting registration, and (iii) the Yucaipa Stockholders consent in writing to the inclusion of such Company Equity Securities in such offering, then the Company may include such Company Equity Securities in such offering. Notwithstanding the foregoing, if a Demand Registration is an underwritten offering and the managing underwriter(s) advise the Company in writing that, in their opinion, the number of

Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company will include in such registration (x) first, the number of Registrable Securities requested to be included in such registration which in the opinion of such underwriter(s) can be sold without adverse effect, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder, (y) second, the Company Equity Securities and (z) third, other securities requested to be included in such Demand Registration, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.
          (f) Restrictions on Demand Registrations. The Company will not be obligated to effect any Demand Registration within six months after the effective date of a previous Long-Form Registration with respect to the Company. The Company may postpone, for up to six months (from the date of the request), the filing or the effectiveness of a registration statement for a Demand Registration if the Company’s board of directors believes that such Demand Registration would reasonably be expected to have an adverse effect on any proposal or plan by the Company or any subsidiary thereof to engage in any acquisition of assets (other than in the ordinary course of business) or any stock purchase, merger, consolidation, tender offer, reorganization, or similar transaction; provided, however, that in such event, the holders of Registrable Securities initially requesting such Demand Registration will be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall be treated as if it had never been made in the first instance, and the Company will pay all Registration Expenses in connection with such registration; provided, further, that the duration of the rights of the Other Stockholders to require Demand Registrations pursuant to this Section 1 and to participate in Piggyback Registrations pursuant to Section 2 hereof shall be extended by the period of any such postponement. The Company may delay a Demand Registration hereunder only once in any 12-month period.
          (g) Selection of Underwriters. The holders of a majority of the Registrable Securities initially requesting each Demand Registration hereunder will have the right to select the investment banker(s) and manager(s) to administer the offering under such Demand Registration, subject to the approval of the Yucaipa Stockholders and the Company, which, in each case, will not be unreasonably withheld.
     2. Piggyback Registrations.
          (a) Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (other than pursuant to (i) a Demand Registration which is addressed in Section 1 above rather than in this Section 2, (ii) a registration on Form S-4 or S-8 or any successor or similar forms or (iii) in connection with the Company’s initial Qualified Public Offering) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), whether for sale for its own account or the account of a Person not a party to this Agreement, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Sections 2(c) and 2(d) below, will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice. All Piggyback Registration rights of any Other Stockholder shall terminate on the fifth anniversary of the Effective Date (except as otherwise provided in Section 1(f) hereof).
          (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter(s) advise the Company in writing (with a copy to each party hereto requesting registration of Registrable Securities) that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of such offering, the Company will include in such registration (i) first, the securities that the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of such other securities owned by each such holder.
          (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities (it being understood that secondary registrations on behalf of holders of Registrable Securities are addressed in Section 1 above rather than in this Section 2(c)), and the managing underwriter(s) advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such requesting holder, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such other securities on the basis of the number of such securities owned by each such holder.
          (d) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of the investment banker(s) and manager(s) for the offering must be approved by the Yucaipa Stockholders and the holders of a majority of the Registrable Securities included in such Piggyback Registration, in each case, which approval shall not be unreasonably withheld.
          (e) Withdrawal by Company. If, at any time after giving notice of its intention to register any of its securities as set forth in Section 2(a) and before the effective date of such registration statement filed in connection with such registration, the Company shall determine, for any reason, not to register such securities, the Company may, at its sole discretion, give written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

     3. Other Registrations; Registration Rights.
          (a) If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Sections 1 or 2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible into or exchangeable or exercisable for its equity securities under the Securities Act (except on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of such previous registration.
          (b) The Company will not grant to any Persons the right to request that the Company register any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any such securities, without the prior written consent of the Yucaipa Stockholders.
     4. Holdback Agreements.
          (a) Unless the managing underwriter in an underwritten public offering of the Company’s equity securities otherwise agrees, each holder of Registrable Securities agrees not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the 10 days before and the 180-day period beginning on the effective date of any underwritten public offering of the Company’s equity securities (including Demand and Piggyback Registrations) (the “Market Standoff Period”), except as part of such underwritten registration if otherwise permitted. In addition, each holder of Registrable Securities agrees to execute any further letters, agreements and/or other documents requested by the Company or its underwriters which are consistent with the terms of this Section 4(a). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.
          (b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days before and during the 180-day period beginning on the effective date of any underwritten public offering of the Company’s equity securities (including Demand and Piggyback Registrations) (except as part of such underwritten registration, pursuant to registrations on Form S-4 or S-8 or any successor form, pursuant to the terms of any employee benefit plan or similar arrangement applicable to the Company’s or its subsidiaries’ directors, officers or employees, unless the underwriter(s) managing the registered public offering otherwise agree, and (ii) to use its reasonable best efforts to cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased or otherwise acquired from the Company at any time after the date of this Agreement

(other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during any such period (except as part of such underwritten registration, if otherwise permitted or pursuant to any pre-existing selling plan pursuant to Rule 10b5-1 established or maintained for the benefit of any officer or director of the Company or any of its subsidiaries and over which such individual exercises no discretion), unless the underwriter(s) managing the registered public offering otherwise agree.
     5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company will as expeditiously as possible:
          (a) prepare and (within 60 days after the end of the period within which requests for registration may be given to the Company) file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to become effective as soon as practicable but no later than 120 days after the applicable request date (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);
          (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than six months (subject to extension pursuant to Section 8(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (ii) such shorter period as will terminate when all of the securities covered by such registration statement during such period have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but, in any event, not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;
          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);
          (e) promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be quoted on the quotation system on which similar securities issued by the Company are then listed or quoted (or if the securities of the Company are not yet listed or quoted, then on such exchange or quotation system as the Yucaipa Stockholders and the Company determine);
          (g) provide a transfer agent and registrar and a CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;
          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company, and cause the Company’s officers, directors, employees, agents, representatives, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with such registration statement;

          (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
          (k) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;
          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;
          (m) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;
          (n) obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, which letter shall be addressed to the underwriters, and the Company shall use its reasonable best efforts to cause such cold comfort letter to also be addressed to the holders of such Registrable Securities;
          (o) use its reasonable best efforts to cause certificates for the Registrable Securities covered by such registration statement to be delivered by the holders thereof to the underwriters in such denominations and registered in such names as the underwriters may request;
          (p) obtain an opinion from the Company’s outside counsel in customary form and covering such matters of the type customarily covered by such opinions, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities; and
          (q) cause the Company’s management to participate fully in the sale process, including, without limitation, the preparation of the registration statement and the preparation and presentation of any “road shows,” whether domestic or international.
          If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if such holder, in its sole and exclusive judgment, is or might be deemed to be an underwriter or a controlling person of the Company, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company’s securities covered thereby, and that such holding does not imply that such holder shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal or state statute then in force, the deletion of the reference to such holder; provided that, with respect to this clause (ii), such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.
     6. Registration Expenses.
          (a) All expenses incident to the Company’s performance of or compliance with this Agreement or incurred by the holders of Registrable Securities in effecting any registration pursuant to Sections 1 or 2, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, the expense of any annual audit or quarterly review, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed (or, if none are so listed, on a securities exchange or quotation system), fees and disbursements of custodians, fees and disbursements of counsel for the Company and of a single counsel for the holders of Registrable Securities participating in such registration as a group (selected, in the case of registration pursuant to Section 1, by the holders of a majority of the Registrable Securities who initiate such Demand Registration, and, in the case of a registration pursuant to Section 2, by the holders of a majority of the Registrable Securities participating in such registration), fees and disbursements of all independent certified public accountants, underwriters (excluding discounts and commissions), and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), will be paid by the Company, whether or not the registration statement to which such Registration Expenses relate becomes effective.
          (b) Except as otherwise set forth in Section 6(a), the fees and disbursements of counsel and other advisors of any holder of Registrable Securities shall be borne by such holder, and each holder of any registration hereunder will pay any underwriting discounts and commissions allocable to the registration of such holder’s Registrable Securities so included.
     7. Indemnification.
          (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, agents, partners, members, stockholders, employees, Affiliates and each Person who controls such Holder (within the meaning of the Security Act) (each an “Indemnitee” and, collectively, the “Indemnities”) against any and all losses, claims, damages, liabilities, joint or several, together with reasonable costs and expenses (including reasonable attorney’s fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or (B) in any application or other document or communication (in this Section 7 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each Indemnitee for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to any such Person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of, is based upon, is caused by, or results from an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Person expressly for use therein or by such Person’s failure to deliver, if such Person is required by law to deliver, a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Person with a sufficient number of copies of the same. In connection with any underwritten offering, the Company will indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.
          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, will indemnify and hold harmless the other holders of Registrable Securities and the Company, and their respective directors, officers, agents, and employees and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, together with reasonable costs and expenses (including reasonable attorney’s fees), to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon, are caused by, or result from (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein; provided, however, that the obligation to indemnify will be individual, not joint and several, to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party), and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.
          (d) The indemnifying party shall not, except with the prior written consent of each indemnified party, consent to entry of any judgment or enter into any settlement unless (i) such judgment or settlement requires only the payment of money damages; (ii) such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each indemnified party of a release from all liability in respect to such claim or litigation; and (iii) all amounts paid or payable with respect to such judgment or settlement are paid or to be paid by the indemnifying party.
          (e) If the indemnification provided for in this Section 7 is unavailable to, or is insufficient to hold harmless, an indemnified party under the provisions above in respect to any losses, claims, damages, or liabilities referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand from the sale of Registrable Securities pursuant to the registered offering of securities as to which indemnity is sought, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand in connection with the registration statement on the other in connection with the statement or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be determined by reference to, among other things, whether the untrue or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
          (f) The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (g) The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, Affiliate or controlling Person of such indemnified party and will survive the transfer of securities.
     8. Participation in Underwritten Registrations.
          (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s); provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements.
          (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 5(e). In the event that the Company shall give any such notice, the applicable time period mentioned in Section 5(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 8 to and including the date when each seller of a Registrable Security covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(e).
     9. Definitions.
          “Affiliate” means, as to any specified Person, any other Person which, directly or indirectly, controls, is controlled by, employed by or is under common control with, any of the foregoing. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person through the ownership of voting securities, by contract or otherwise.
          “Common Stock” means the Company’s common stock, par value $0.01 per share.
          “Exchange Act” means the Exchange Act of 1934, as amended, or any similar federal law then in force.
          “Nationally Recognized Exchange” means any of the following nationally recognized stock exchanges: the New York Stock Exchange, NASDAQ or AMEX.
          “Other Stockholder Registrable Securities” means (i) all shares of Common Stock beneficially owned by the Other Stockholders and (ii) all shares of Common Stock issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) above upon exercise, conversion, or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization.
          “Person” means an individual, a partnership, a joint venture, an association, a joint stock company, a corporation, a limited liability company, a trust (including any beneficiary thereof), an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.
          “Registrable Securities” means, collectively, the Yucaipa Registrable Securities and the Other Stockholder Registrable Securities.
          “Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.
          “Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions thereof.
          “Stockholders Agreement” means that certain Stockholders Agreement, dated as of the date hereof, among the Company, the Stockholders and the other stockholders of the Company who are parties thereto.

          “Transfer” means any transfer, donation, bequest, sale, assignment, or other disposal or attempted disposal (including by way of merger, operation of law, pursuant to any domestic relations or other court order, whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement. “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.
          “Yucaipa Affiliated Company” means any entity which is controlled by the Yucaipa Stockholders, controls the Yucaipa Stockholders or is under common control with the Yucaipa Stockholders (other than the Company and any entity that is controlled by the Company). For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person through the ownership of voting securities, by contract or otherwise.
          “Yucaipa Registrable Securities” means (i) all shares of Common Stock held by the Yucaipa Stockholders or any Yucaipa Affiliated Company and (ii) all shares of Common Stock issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) above upon exercise, conversion, or exchange or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization.
     10. Company Representations. The Company represents and warrants to each holder of Registrable Securities that this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.
     11. Miscellaneous.
          (a) Acknowledgment of the Other Stockholders; Termination of Other Stockholder Rights. Each Other Stockholder acknowledges and agrees that, notwithstanding the registration of the Common Stock under the Exchange Act as of the Effective Date, nothing set forth in this Agreement shall prevent the Company or the Yucaipa Stockholders from (i) filing, or causing to be filed, a Form 15 deregistering the Common Stock under the Exchange Act at any time or (ii) enforcing the restrictions on transfer set forth in the Company’s Amended Certificate of Incorporation, as the same may be amended from time to time. Each Other Stockholder acknowledges and agrees that all of their rights and privileges under this Agreement shall terminate, and the Company shall no longer have any obligation of any kind to any Other Stockholder pursuant to this Agreement, on the first to occur of (i) the consummation of a Sale of the Company (as defined in the Stockholders Agreement) or (ii) the fifth anniversary of the Effective Date (except as otherwise provided in Section 1(f) hereof). The Company and the Yucaipa Stockholders acknowledge and agree that all obligations of the Other Stockholders (including their obligations under Section 4(a) hereof) shall terminate and be of no further force and effect upon the termination of the Other Stockholders’ rights and privileges under this Agreement pursuant to the terms of the preceding sentence or otherwise.

          (b) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement will be effective against the Company or the holders of Registrable Securities unless such modification, amendment or waiver is agreed to in writing by (i) the Company, the Yucaipa Stockholders and (iii) the holders of a majority of the outstanding Other Stockholder Registrable Securities. Notwithstanding the foregoing, if an amendment or modification of this Agreement is not adverse to the material rights of Other Stockholders under this Agreement then such amendment or modification will be effective against the Company and the holders of Other Stockholder Registrable Securities if such amendment or modification is approved in writing by the Company and the Yucaipa Stockholders. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
          (c) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be construed and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.
          (d) Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties with respect to the matters set forth herein and supersedes all other prior covenants, agreements, undertakings, obligations, promises, arrangements, communications, representations and warranties, whether oral or written, by any party hereto or by any Affiliate or representative of any party hereto with respect to the matters set forth herein. There are no covenants, agreements, undertakings or obligations with respect to the matters set forth in this Agreement other than those expressly set forth or referred to herein.
          (e) Successors and Assigns. This Agreement and all rights and obligations of the Yucaipa Stockholders hereunder may be Transferred by any Yucaipa Stockholder without the consent of any party hereto upon written notice to the Company thereof. Neither this Agreement nor any of the rights or obligations under this Agreement may be Transferred by any Other Stockholder without the prior written consent of the Company and the Yucaipa Stockholders; provided, however, that in the event that (i) any Other Stockholder proposes to assign its rights and obligations hereunder in connection with the Transfer of (A) all Other Stockholder Registrable Securities held by such Other Stockholder or (B) a number of Registrable Securities equal to not less than five percent (5%) of the number of issued and outstanding shares of Common Stock at such time and (ii) the Transferee of such Other Stockholder Registrable Securities will acquire beneficial ownership of Registrable Securities representing not less than five percent (5%) of the issued and outstanding shares of Common Stock at such time, then such Other Stockholder may assign his, her or its rights and obligations hereunder with the prior written consent of only the Yucaipa Stockholders, which consent the Yucaipa Stockholders shall not unreasonably withhold, delay or condition (but which may be conditioned upon such Transferee executing a joinder to this Agreement satisfactory to the Yucaipa Stockholders). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

          (f) Counterparts. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together shall constitute one and the same agreement.
          (g) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.
          (h) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by first class mail (postage prepaid and return receipt requested), or sent by reputable overnight courier service (charges prepaid) or by facsimile to the Company at the address set forth below and to the Stockholders at their respective addresses indicated in the Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail, and one day after deposit with a reputable overnight courier service. Notices given by facsimile will be deemed given when sent and confirmed electronically. The address of the Company is:
Allied Systems Holdings, Inc.
160 Clairemont Avenue, Suite 200
Decatur, Georgia 30030
Fax: (404) 370-4206
Attn: General Counsel
          (i) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement, and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
          (j) Consent to Jurisdiction and Service of Process. Each party hereby (i) irrevocably submits to the exclusive jurisdiction of the federal and state courts located in Wilmington, Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) waives to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above named courts whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11(h) hereof is reasonably calculated to give actual notice.
          (k) Jury Waiver. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE.
          (l) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.
          (m) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.
          (n) Descriptive Headings; Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. For all purposes of and under this Agreement, (i) the word “including” shall be deemed to be immediately followed by the words “without limitation”; (ii) words (including defined terms) in the singular shall be deemed to include the plural and vice versa; (iii) words of one gender shall be deemed to include the other gender as the context requires; (iv) “or” is not exclusive; and (v) the terms “hereof,” “herein,” “hereto,” “herewith” and any other words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular term or provision of this Agreement, unless otherwise specified.
*  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

COMPANY

Allied Systems Holdings, Inc., a Delaware Corporation

By:
Name:
Its:

YUCAIPA STOCKHOLDERS:

Yucaipa American Alliance Fund I, LP
a Delaware limited partnership

By:
Name:
Its:

Yucaipa American Alliance (Parallel) Fund I, LP
a Delaware limited partnership

By:
Name:
Its:

S-2

OTHER STOCKHOLDERS:

By:
Name:
Its:

S-3